EXHIBIT 99.1

Zomedica Reports Record Revenue of $7.9 Million for the Fourth Quarter and $27.3 Million for the Full Year 2024; 70% Gross Margin, and $71 Million in Liquidity to Support Growth

ANN ARBOR, MI / ACCESSWIRE / March 13, 2025 / Zomedica Corp. (OTCQB: ZOMDF) (“Zomedica” or the “Company”), a veterinary health company offering point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the fourth quarter and year-ended December 31, 2024.

“We wrapped up a strong 2024 with solid performance in the fourth quarter as we posted record revenue, year over year, for the 15th straight quarter,” said Larry Heaton, President and Chief Executive Officer of Zomedica. “We delivered continued strength within our Therapeutics portfolio, and saw exceptional growth within our Diagnostics segment, which increased 109% year-over-year driven by the accelerating adoption of both our TRUFORMA® and VETGuardian® product lines.”

“2024 was a transformative year for Zomedica, one which put the company in a fantastic position to drive accelerated revenue growth in 2025 and beyond. We significantly broadened our portfolio of innovative solutions through the full integration of acquisitions made in late 2023, new product introductions, and expansion into key international markets through a combination of regulatory approvals and new distribution agreements. Operationally, we expanded and optimized our manufacturing capabilities, enabling us to support the growing demand for our portfolio while at the same time capturing efficiencies which will help drive us to profitability,” continued Mr. Heaton.

“Looking ahead to 2025, we have a number of exciting catalysts that will support our growth trajectory. We expect that our increased focus on the equine market throughout our portfolio through new product launches, the addition of new sales roles, and our recently announced distribution agreement for Vetigel® hemostatic gel will drive new sources of revenue. Beyond that, we continue to be well capitalized and will opportunistically leverage the strength of our balance sheet to add compelling products to our portfolio,” concluded Mr. Heaton.

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Fourth Quarter 2024 Financial Highlights

Revenue for the fourth quarter of 2024 grew organically by approximately 8% to $7.9 million, compared to fourth quarter 2023 revenue, with 109% growth over the prior year in the Diagnostics segment driven primarily by accelerating adoption of the TRUFORMA® line of products.

Gross margin was 70.3% for the fourth quarter of 2024.

Net Loss for the three months ended December 31, 2024, was $7.2 million, compared to net loss of $22.4 million in the fourth quarter of 2023.

**Adjusted non-GAAP EBITDA loss (which includes adjustments for non-cash stock compensation and non-cash impairment charges) for the three months ended December 31, 2024, was $5.4 million, compared to $6.7 million in the fourth quarter of 2023.

Total cash used during the quarter was approximately $6.5 million. When adjusted for non-recurring one-time items, non-GAAP operating cash burn was approximately $4.2 million.

Full Year 2024 Financial Highlights

Revenue for 2024 grew over 8% to $27.3 million, compared to 2023 revenue of $25.2 million, driven by 4% growth in Therapeutics as well as 77% growth in Diagnostics.

Gross margin was 70.0% for 2024.

Total cash used during the year was approximately $29.1 million. When adjusted for non-recurring one-time items, non-GAAP operating cash burn was approximately $20.4 million.

Cash, cash equivalents, and available-for-sale securities were $71.4 million at December 31, 2024.

Reported financial metrics, including year-over-year and sequential percentage changes are calculated using actual results, which may not match calculations done using the figures shown in this press release due to rounding. Please refer to the Company’s Form 10-K for additional detail.

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Full Year 2024 Results Review

Revenue for the year ended December 31, 2024, was $27.3 million, compared to $25.2 million for the year ended December 31, 2023, an increase of $2.1 million or slightly more than 8%. The increase was primarily due to organic growth within our PulseVet®, TRUFORMA® and VETGuardian® product lines.

Cost of revenue for the year ended December 31, 2024, was $8.2 million, compared to $7.9 million for the year ended December 31, 2023, an increase of $0.3 million, or 4.2%, reflecting improvements in margins, which remained strong at 70.0%, in-line with the high-end of the range of our stated expectations of 65% to 70%.

Operating expenses for the year ended December 31, 2024, were $70.1 million, which includes a full year of operating expenses associated with Qorvo Biotechnologies (“QBT”), compared to $60.6 million for the year ended December 31, 2023, an increase of $9.5 million or 16%. Excluding impairment charges in both the current and prior periods, operating expenses were $5.2 million or 11% higher than the comparative period, again reflecting a full year of QBT expenses included in 2024.

Research and development expenses for the year ended December 31, 2024, were $7.3 million, compared to $5.8 million for the year ended December 31, 2023, an increase of $1.5 million, driven by material and labor as we continue to advance new assay development and further development of existing and new products.

Selling and marketing expense for the year ended December 31, 2024, was $17.2 million, compared to $14.1 million for the year ended December 31, 2023, an increase of $3.1 million, driven primarily by increased personnel and salary related expenses as we approached full staffing.

General and administrative expense for the year ended December 31, 2024 was $29.6 million, compared to $29.0 million for the year ended December 31, 2023, an increase of $0.6 million or 2%, driven by non-recurring professional fees for specialized accounting work and audit work associated with 2023 acquisitions, and additional, one-time, fees related to compliance associated programs.

Net loss for the year ended December 31, 2024, was $47.0 million compared to a net loss of $34.5 million, which included a one-time gain of $2.2 million related to our acquisition of SMP.

*Non-GAAP EBITDA loss (which includes adjustments for non-cash stock compensation) for the year ended December 31, 2024, was $40.7 million compared to a loss of $27.7 million for the year ended December 31, 2023, which again included a one-time gain of $2.2 million related to our acquisition of SMP.

When adjusting for the non-recurring items noted above and other non-cash items, **Adjusted Non-GAAP EBITDA loss was $20.2 million.

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Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $71.4 million as of December 31, 2024.

As of December 31, 2024, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC today along with other public filings.

Conference Call Details

Zomedica will host a conference call on Thursday, March 13, 2025, at 4:30 p.m. ET to discuss the Company's operational and financial highlights for its fourth quarter ended December 31, 2024. A question-and-answer session will follow management's prepared remarks.

Event: Zomedica Corp. Q4 2024 Financial Results Conference Call

Date: Thursday, March 13, 2025

Time: 4:30 p.m. Eastern Time

Live Call: +1-800-717-1738 (U.S. Toll-Free) or +1-646-307-1865 (International)

Webcast: LINK

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Thursday, March 27, 2025, at 11:59 PM ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 1174148.

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About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi® Loop line of therapeutic devices and the TRUFORMA® diagnostic platform, the TRUVIEW® digital cytology system, and the VetGuardian® no-touch monitoring system, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 8% in 2024 to $27 million and maintains a strong balance sheet with approximately $71 million in liquidity as of December 31, 2024. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the outcome of clinical studies, the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes;; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

Non-GAAP Measures Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified nonGAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to specialized accounting, tax, and audit services, costs associated with programs related to regaining and maintaining compliance with the NYSE, as well as the QBT integration and associated direct labor costs, and other one-time items.

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ZOMEDICA CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,
	2024	2023

Net loss and comprehensive loss	$(7,406)	$(21,970)
Amortization expense	1,606	1,578
Depreciation expense	444	292
Stock-compensation expense	345	1,105
Interest income	(859)	(1,149)
Interest expense	-	-
Income tax (benefit) expense	(221)	459
Non-GAAP EBITDA loss	$(6,091)	$(19,685)
Impairment expense	-	11,683
Proforma adjustments (1)	662	1,290
Adjusted Non-GAAP EBITA loss	$(5,429)	$(6,712)

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(1) Proforma adjustments for the three-months ended December 31, 2024 included $209 of one-time general and administrative expenses and $453 of one-time selling and marketing expenses.

ZOMEDICA CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	Year Ended December 31,
	2024	2023

Net loss and comprehensive loss	$(46,942)	$(33,638)
Amortization expense	6,441	5,468
Depreciation expense	1,545	830
Stock-compensation expense	2,778	6,263
Interest income	(3,966)	(5,458)
Interest expense	-	175
Income tax benefit	(557)	(1,331)
Non-GAAP EBITDA loss	$(40,701)	$(27,691)
Impairment expense	16,024	11,683
Proforma adjustments (1)	4,461	3,241
Adjusted Non-GAAP EBITA loss	$(20,216)	$(12,767)

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(1) Proforma adjustments for the year ended December 31, 2024 included $266 of one-time cost of revenue, $3,300 of one-time general and administrative expenses, $322 of one-time research and development expenses, $453 of one-time selling and marketing expenses and $120 of non-recurring losses on disposals of assets.

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